---------------------------
                                                                 FILED
                                                          In the Office of the
                                                     Secretary of State of Texas
                                                             JUL 11, 2000

                                                          Corporations Section
                                                     ---------------------------



                            ARTICLES OF INCORPORATION
                                       OF
                         DISCOUNT MORTGAGE SOURCE, INC.

         I, the undersigned natural person of the age eighteen (18) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation:

ARTICLE I         The name of this corporation is Discount Mortgage Source, Inc.

ARTICLE II        The period of its duration is perpetual.

ARTICLE III Its registered office in the State of Texas is to be located at 750 I-30 East, Suite 170, Rockwall, Texas 75087, and the registered agent in charge thereof is Michael Kamps at 750 I-30 East, Suite 170, Rockwall, Texas 75087.

ARTICLE IV The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz:

                  "The purpose for which the Company is organized is to engage in any lawful business allowed to be conducted by a Corporation under the Act, that is not forbidden by the Law of the Jurisdiction in which the Company engages in that business."

ARTICLE V The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares of $0.001 Par Value.

ARTICLE VI The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE VII       The name of the incorporator is as follows:
                                         Michael Kamps
                                    750 I-30 East, Suite 170
                                    Rockwall, Texas 78087



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





ARTICLE VIII The powers of the incorporator are to terminate upon filing of the articles of incorporation, and the name and mailing address of persons who is to serve as director until the first annual meeting of stockholders or until the successors are elected and qualify is as follows: Pamela McCune 750 I-30 East, Suite 170 Rockwall, Texas 78087

ARTICLE IX            Elimination   or  Limitation  of  Liability  of  Directors
                  No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director: provided, however, that nothing contained herein shall eliminate or limit the liability of a director
                  (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

ARTICLE X             Indemnification of Directors and Officers
                  The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Texas. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.

ARTICLE XI            Amendment of Bylaws

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend or repeal the bylaws of the corporation.

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




         I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Texas, do make, file and record these Articles and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

         Dated this 10th day of July 2000.

                                                     /s/  Michael Kamps
                                                     ---------------------------
                                                     Michael Kamps, Incorporator
State of Texas                           |
                                         |
County of Rockwall                       |

         Before me, a notary public, on this day personally appeared Michael Kamps, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and official seal of office on the 11th day of July, 2000.

                                                  /s/ Annette Reeves
                                                  ------------------------------
                                                  Notary Public
                                                  in and for the State of Texas

[Symbol omitted]   ANNETTE REEVES
                    NOTARY PUBLIC
                   State of Texas
                 Comm. Exp. 01-25-2004

My commission expires:
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